UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aegion Corporation

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Aegion to Be Acquired by Affiliates of New Mountain Capital INVESTING IN THE FUTURE OF AEGION FOR CONTINUED GROWTH We will continue to serve our clients as a leading infrastructure rehabilitation, maintenance and protection provider and further enhance our differentiated portfolio of technologies. New Mountain has long-standing expertise in infrastructure services and a proven ability to support Aegion's strategy and people for long-term success. This transaction provides added resources to build on our progress and advance technology investments and new products. New Mountain has a proven track record of supporting businesses for long-term growth through investments in R&D, capital expenditures and M&A. We expect there will be new opportunities for employees to develop enhanced products that protect communities and their infrastructure. ABOUT NEW MOUNTAIN CAPITAL New Mountain is a leading growth-oriented investment firm with a history of acquiring Strong businesses with tremendous potential for further success. 1999 FOUNDED $30B+ ASSETS UNDER MANAGEMENT PRIVATE EQUITY PORTFOLIO COMPANIES UNDER NEW MOUNTAIN'S OWNERSHIP, AS OF 20191 46,000 Jobs added or created, net of any job losses $5.3B+ of R&D, software development and capital expenditures Median Income ~72% Above national individual median income2

TRANSACTION DETAILS TOTAL ENTERPRISE VALUE OF $963M 28% premium to Aegion's 30 Day VWAP as of February 12, 2021 EXPECTED CLOSE Subject to Aegion stockholder approval, regulatory approvals and other customary closing conditions Q2'21 Unanimously approved by Aegion Board Aegion stockholders to receive $26.00 per share in cash Chuck Gordon | President and CEO AEGION "Over the past several years, we have actively reshaped Aegion into a more streamlined and focused company. This transaction recognizes the value our team has created, and represents a new chapter for our company. We look forward to working together with New Mountain as we continue to deliver transformational solutions to maintain, rehabilitate and protect critical infrastructure around the world." Harris Kealey | Managing Director NEW MOUNTAIN CAPITAL "We have long admired Aegion, its management team and talented employees, and we believe New Mountain can bring the key ingredients Aegion needs to continue on its successful trajectory. By combining Aegion's existing strengths with our experience identifying and investing in high-quality growth businesses that provide infrastructure services, protection and maintenance across water, power and broad infrastructure assets, Aegion will be well-positioned to advance its client offerings and technological capabilities through continued investments in its business." 1 All amounts are based on 2019 unaudited results. As a result, the 2019 annual Social Dashboard does not take into effect the potential impact of the COVID-19 pandemic. Validus Re, Paris Re, Tygris (including successor EverBank), and Alight are excluded from this analysis as New Mountain owned less than 25% of these companies at acquisition. In addition, New Mountain's initial private equity investment in New Mountain Finance Corporation is also excluded from this analysis. Lastly, Iron Bow, Ikaria, Alexander Mann Solutions and Avanator were excluded after majority control was sold in 2011, 2014, 2018, and 2019, respectively. However, IRI is included in the 2019 year-end job metrics despite selling majority control in November 2018 because New Mountain remains actively involved. 2 The NMC median is the weighted average of the median compensation at each New Mountain portfolio company. U.S. median and average are from the Census Bureau survey (2019) based on 2018 data.

FORWARD-LOOKING STATEMENTS This communication contains "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company's stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that as a result (a) the Company's business, operating results or stock price may suffer, (b) the Company's current plans and operations may be disrupted, (c) the Company's ability to retain or recruit key employees may be adversely affected, (d) the Company's business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company's management's or employees' attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company's ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading "Risk Factors" in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law. ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC's website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company's Investor Relations at kcason@aegion.com or 1.800.325.1159. PARTICIPANTS IN SOLICITATION The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company's directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.